Exhibit 99.1

MusclePharm Promotes John Price to Chief Financial Officer

DENVER, CO – March 6, 2015 — MusclePharm Corporation (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, today announced the promotion of John Price to Chief Financial Officer.

Price joined MusclePharm in July 2014, serving as the Company’s Executive Vice President of Finance, and as the Chairman of the Company’s Disclosure Committee and its Risk Management Officer. He will continue to be responsible for managing the Company’s risk assessment as it relates to financial reporting obligations, and oversight of a remediation plan.

Price succeeds Donald Prosser, who will continue to be employed by MusclePharm as a non-executive officer through the remainder of his employment agreement, which terminates on April 15, 2015. His resignation was not due to any disagreement with the Company on any matter relating to the operations, policies or practices.

“John has solid public company and big four audit experience including integrating acquisitions and heading up corporate compliance,” said Brad Pyatt, founder and CEO of MusclePharm. “The board and I are confident he will be instrumental in his new role as we execute our global growth strategy.”

Prior to MusclePharm, Price served as Vice President of Finance-North America at Opera Software, a Norwegian public company empowering brands and advertising agencies to reach targeted audiences. Previously, he was Vice President of Finance and Corporate Controller of GCT Semiconductor, where he focused on the company’s planned IPO and developing the finance and accounting organization. Price also served in various roles at Tessera Technologies, including Vice President of Finance & Corporate Controller. He began his career at Ernst & Young LLP and is a Certified Public Accountant (currently inactive). Price holds a bachelor’s of science degree in accounting from Pennsylvania State University.

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Matt Sheldon | Evan Pondel

PondelWilkinson Inc.

(310) 279-5980

investors@musclepharm.com

Media:

Becky Warren

Mercury Public Affairs

(916) 607-0129

bwarren@mercuryllc.com